UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2014

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to CommonWealth REIT.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As announced last year and disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2013, the Board of Trustees of the Company (the “Board”) has determined to recommend that shareholders of the Company approve, at the annual meeting scheduled to be held on June 13, 2014, an amendment to the Company’s Declaration of Trust to declassify the Board and allow for the annual election of all Trustees.  At the same time, the Board also elected not to be classified pursuant to Section 3-803 of the Maryland Unsolicited Takeovers Act.

On March 9, 2014, in confirmation of its commitment to de-classify the Company’s Board, the Board adopted resolutions prohibiting the Board from electing in the future to classify the Board pursuant to Section 3-803 of the Maryland Unsolicited Takeovers Act unless the classification of the Board pursuant to Section 3-803, or the repeal of this prohibition, is approved by the holders of at least a majority of the outstanding shares of beneficial interest in the Company that would be entitled to vote thereon.  In accordance with Maryland law, the Company filed Articles Supplementary describing the foregoing prohibition with the State Department of Assessments and Taxation of Maryland on March 10, 2014, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

3.1                               Articles Supplementary dated March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  March 10, 2014